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                                                               Exhibit 5.1

                 [LETTERHEAD OF HUNTON & WILLIAM APPEARS HERE]

                                                       File No.: 49709.000016

                                October 8, 1996

Board of Directors
InteliData Technologies Corporation
13100 Worldgate Drive
Suite 600
Herndon, Virginia 20170

                      InteliData Technologies Corporation
                      Registration Statement on Form S-4
                      ----------------------------------

Ladies & Gentlemen:

     We have acted as counsel for InteliData Technologies Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission, relating to the proposed mergers (the "Mergers") of US Order, Inc. ("US Order") and Colonial Data Technologies Corp. ("Colonial Data") with and into the Company, as provided for in the Agreement and Plan of Merger, dated as of August 5, 1996 (the "Merger Agreement"), which contemplates the issuance of up to 32,536,857 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), to holders as of the effective time of the Mergers of outstanding shares of US Order common stock, $.001 par value per share, and Colonial Data common stock, $.01 par value per share. In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.
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Board of Directors
October 8, 1996
Page 2

     2. The 32,536,857 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued in the Mergers pursuant to the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made in reference to our firm under the heading "LEGAL MATTERS" in the joint proxy statement/prospectus that is included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                          Very truly yours,



                                          Hunton & Williams